As filed with the Securities and Exchange Commission on April 23, 2013

Registration No. 811-09347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 52

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

(Exact Name of Registrant as specified in Charter)

50606 Ameriprise Financial Center

Minneapolis, MN 55474

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (800) 321-7854

Christopher O. Petersen, Esq.

c/o Columbia Management Investment Advisers, LLC

225 Franklin Street

Boston, MA 02110

(Name and Address of Agent for Service)

With copies to:

Robert M. Kurucza, Esq.

Marco E. Adelfio, Esq.

Goodwin Procter LLP

901 New York Ave., N.W.

Washington, D.C. 20001

EXPLANATORY NOTE

This Registration Statement has been filed by Columbia Funds Master Investment Trust, LLC (the Registrant or Trust) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Registrant are not registered under the Securities Act of 1933, as amended (the 1933 Act), since such interests will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or solicitation of an offer to buy, any beneficial interests in the Registrant.

Parts A, B and C to the Registration Statement, each dated July 1, 2012, were previously filed in connection with Amendment No. 48 to the Registration Statement, and are incorporated by reference into this Registration Statement, as supplemented by Amendment No. 49 to the Registration Statement filed on September 10, 2012, Amendment No. 50 to the Registration Statement filed on November 16, 2012 and Amendment No. 51 to the Registration Statement filed on January 14, 2013. In addition, (i) the most recent annual report for Columbia International Value Master Portfolio (the Master Portfolio), the fund series of the Registrant, which includes the Master Portfolio’s audited financial statements dated February 29, 2012, and (ii) the most recent semi-annual report for the Master Portfolio, which includes the Master Portfolio’s unaudited financial statements for the most recent semi-annual fiscal period, are incorporated by reference into this Registration Statement.

Effective on June 1, 2013 (the Effective Date), Columbia Management Investment Advisers, LLC will assume day-to-day management responsibilities for the Master Portfolio from Brandes Investment Partners, L.P. (Brandes). Prior to the Effective Date, Brandes will continue to serve as subadviser of the Master Portfolio. In connection with this management change, the principal investment strategies, certain principal risks, the investment management fee and administrative services fee will change as of the Effective Date.

This Amendment No. 52 to the Registration Statement is being filed to make the following changes to Parts A and B of the Registration Statement, to be effective on the Effective Date:

Part A:

Effective on the Effective Date, the prospectus of the Master Portfolio is amended as described below:

1. Investment Manager and Portfolio Managers

•

The section of the Master Portfolio’s prospectus entitled Portfolio Management, Transaction Policies and Tax Information – Investment Manager and Portfolio Managers is deleted in its entirety and replaced with the following:

Investment Manager	Portfolio Managers

Columbia Management Investment Advisers, LLC (the Investment Manager)	Colin Moore Co-manager. Service with the Master Portfolio since June 2013.

Fred Copper, CFA Co-manager. Service with the Master Portfolio since June 2013.

•

The section of the Master Portfolio’s prospectus entitled Management of the Master Portfolio – Primary Service Providers is amended by deleting the sub-sections entitled The Investment Manager, Subadviser(s), Brandes Investment Partners, L.P. and Brandes Portfolio Managers and adding the following sub-sections:

The Investment Manager

The Investment Manager is located at 225 Franklin Street, Boston, MA 02110 and serves as investment adviser to the Columbia Funds. The Investment Manager is a registered investment adviser and a wholly-owned subsidiary of Ameriprise Financial. The Investment Manager’s management experience covers all major asset classes, including equity securities, fixed-income securities and money market instruments. In addition to serving as an investment adviser to traditional mutual funds, exchange-traded funds and closed-end funds, the Investment Manager acts as an investment adviser for individuals, corporations, retirement plans, private investment companies, exchange-traded funds and financial intermediaries as well as for itself and its affiliates.

Subject to oversight by the Board, the Investment Manager manages the day-to-day operations of the Master Portfolio, determines what securities and other investments the Master Portfolio should buy or sell and executes the portfolio transactions. Although the Investment Manager is responsible for the investment management of the Master Portfolio, the Investment Manager may delegate certain of its duties to one or more subadvisers. The Investment Manager also may use the research and other capabilities of its affiliates and third parties in managing investments. Prior to June 1, 2013, the Investment Manager had delegated certain of its duties to a subadviser that determined on a day-to-day basis what securities and other investments the Master Portfolio should buy or sell and execute portfolio transactions.

The Master Portfolio pays the Investment Manager a fee for its investment advisory services. The fee is calculated as a percentage of the average daily net assets of the Master Portfolio and is paid monthly. For the Master Portfolio’s fiscal year ended February 28, 2013, aggregate advisory fees paid to the Investment Manager by the Master Portfolio amounted to 0.81% of average daily net assets of the Master Portfolio.

A discussion regarding the basis for the Board’s approval of the Master Portfolio’s investment advisory agreement with the Investment Manager is available in the Master Portfolio’s semi-annual report to shareholders for the fiscal period ended August 31, 2012.

Subadviser(s)

The Investment Manager may, subject to the approval of the Board, engage an investment subadviser or subadvisers to make the day-to-day investment decisions for the Master Portfolio. The Investment Manager retains ultimate responsibility (subject to Board oversight) for overseeing any subadviser it engages and for evaluating the Master Portfolio’s needs and the subadvisers’ skills and abilities on an ongoing basis, as well as other duties and responsibilities. Based on its evaluations, the Investment Manager may at times recommend to the Board that the Master Portfolio change, add or terminate one or more subadvisers; continue to retain a subadviser even though the subadviser’s ownership or corporate structure has changed; or materially change a subadvisory agreement with a subadviser.

The SEC has issued an order that permits the Investment Manager, subject to the approval of the Board, to appoint an unaffiliated subadviser or to change the terms of a subadvisory agreement for the Master Portfolio without first obtaining shareholder approval. The order permits the Master Portfolio to add or to change unaffiliated subadvisers or to change the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change. The Investment Manager and its affiliates may have other relationships, including significant financial relationships, with current or potential subadvisers or their affiliates, which may create certain conflicts of interest. When making recommendations to the Board to appoint or to change a subadviser, or to change the terms of a subadvisory agreement, the Investment Manager discloses to the Board the nature of any material relationships it has with a subadviser or its affiliates.

Portfolio Managers

Information about the Investment Manager’s portfolio managers who are primarily responsible for overseeing the Master Portfolio’s investments is shown below. The Part B provides more information about each portfolio manager’s compensation, other accounts managed by each portfolio manager and each portfolio manager’s ownership of securities in the Master Portfolio.

Colin Moore

Co-manager. Service with the Master Portfolio since June 2013.

Chief Investment Officer of the Investment Manager. From 2002 until joining the Investment Manager in May 2010, Mr. Moore was associated with the Master Portfolio’s previous investment adviser or its predecessors as an investment professional. Mr. Moore began his investment career in 1983 and completed the Investment Management Program at the London Business School.

Fred Copper, CFA

Co-manager. Service with the Master Portfolio since June 2013.

Portfolio Manager of the Investment Manager. From September 2005 until joining the Investment Manager in May 2010, Mr. Copper was associated with the Master Portfolio’s previous investment adviser or its predecessors as an investment professional. Mr. Copper began his investment career in 1990 and earned a B.S. from Boston College and an M.B.A. from the University of Chicago.

2. Principal Investment Strategies

The section of the Master Portfolio’s prospectus entitled Principal Investment Strategies is deleted in its entirety and replaced with the following:

Under normal circumstances, the Master Portfolio invests at least 80% of total assets in equity securities of foreign companies that have market capitalizations of more than $1 billion at the time of purchase. The Master Portfolio typically invests in foreign companies in at least three countries, other than the United States, at any one time and may invest in emerging market countries. The Master Portfolio may invest directly in foreign securities or indirectly through closed-end investment companies and depositary receipts. Depositary receipts are receipts issued by a bank or trust company and evidence ownership of underlying securities issued by foreign companies.

The Master Portfolio may invest in currency forwards and futures for both hedging and non-hedging purposes, including, for example, to seek to enhance returns or, in certain unusual circumstances, when holding a derivative is deemed preferable to holding the underlying asset.

The Master Portfolio has the following limits on its investments, which are applied at the time an investment is made. The Master Portfolio:

•	normally invests no more than 5% of its total assets in a single security;

•

typically invests up to the greater of (i) 20% of its total assets in a single country or industry or (ii) 150% of the weighting of a single country or industry in the MSCI Europe, Australasia, Far East (MSCI EAFE) Value Index (limited to less than 25% of its total assets in a single industry, other than U.S. Government obligations); and

•	generally may not invest more than 20% of its total assets in emerging market countries.

The Investment Manager combines fundamental and quantitative analysis with risk management in identifying value opportunities and constructing the Master Portfolio’s portfolio. The Investment Manager considers, among other factors:

•	businesses that are believed to be fundamentally sound and undervalued due to investor indifference, investor misperception of company prospects, or other factors;

•

various measures of valuation, including price-to-cash flow, price-to-earnings, price-to-sales, and price-to-book value. The Investment Manager believes that companies with lower valuations are generally more likely to provide opportunities for capital appreciation;

•	a company’s current operating margins relative to its historic range and future potential; and

•

potential indicators of stock price appreciation, such as anticipated earnings growth, company restructuring, changes in management, business model changes, new product opportunities or anticipated improvements in macroeconomic factors.

The Investment Manager may sell a security when the security’s price reaches a target set by the Investment Manager; if the Investment Manager believes that there is deterioration in the issuer’s financial circumstances or fundamental prospects, or that other investments are more attractive; or for other reasons.

3. Principal Risks

The section of the Master Portfolio’s prospectus entitled Principal Risks is amended by deleting Convertible Securities Risk and adding the following risks:

•

Depositary Receipts Risk – Some foreign securities are traded in the form of American Depositary Receipts (ADRs). Depositary receipts involve the risks of other investments in foreign securities, including risks associated with investing in the particular country, including the political, regulatory, economic, social and other conditions or events occurring in the country, as well as fluctuations in its currency. In addition, ADR holders may not have all the legal rights of shareholders and may experience difficulty in receiving shareholder communications.

•

Derivatives Risk – Derivatives are financial contracts whose values are, for example, based on (or “derived” from) traditional securities (such as a stock or bond), assets (such as a commodity like gold or a foreign currency), reference rates (such as LIBOR) or market indices (such as the Standard & Poor’s (S&P) 500® Index). Derivatives involve special risks and may result in losses or may limit the Master Portfolio’s potential gain from favorable market movements. Derivative strategies often involve leverage, which may exaggerate a loss, potentially causing the Master Portfolio to lose more money than it would have lost had it invested in the underlying security or other asset. The values of derivatives may move in unexpected ways, especially in unusual market conditions, and may result in increased volatility, among other consequences. The use of derivatives may also increase the amount of taxes payable by shareholders holding shares in a taxable account. Other risks arise from the Master Portfolio’s potential inability to terminate or to sell derivative positions. A liquid secondary market may not always exist for the Master Portfolio’s derivative positions at times when the Master Portfolio might wish to terminate or to sell such positions. Over-the-counter instruments (investments not traded on an exchange) may be illiquid, and transactions in derivatives traded in the over-the-counter market are subject to the risk that the other party will not meet its obligations. The use of derivatives also involves the risks of mispricing or improper valuation and that changes in the value of the derivative may not correlate perfectly with the underlying security, asset, reference rate or index. The Master Portfolio also may not be able to find a suitable derivative transaction counterparty, and thus may be unable to engage in derivative transactions when it is deemed favorable to do so, or at all. U.S. federal legislation has recently been enacted that provides for new clearing, margin, reporting and registration requirements for participants in the derivatives market. While the ultimate impact is not yet clear, these changes could restrict and/or impose significant costs or other burdens upon the Master Portfolio’s participation in derivatives transactions. For more information on the risks of derivative investments and strategies, see the Statement of Additional Information.

•

Derivatives Risk – Forward Foreign Currency Contracts – The use of forward foreign currency contracts is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. These instruments are a type of derivative contract, whereby the Master Portfolio may agree to buy or sell a country’s or region’s currency at a specific price on a specific date, usually 30, 60, or 90 days in the future. These instruments may fall in value due to foreign market downswings or foreign currency value fluctuations. The effectiveness of any currency hedging strategy by the Master Portfolio may be reduced by the Master Portfolio’s inability to precisely match forward contract amounts and the value of securities involved. Forward foreign currency contracts used for hedging may also limit any potential gain that might result from an increase or decrease in the value of the currency. When entering into forward foreign currency contracts, unanticipated changes in the currency markets could result in reduced performance for the Master Portfolio. At or prior to maturity of a forward contract, the Master Portfolio may enter into an offsetting contract and may incur a loss to the extent there has been movement in forward contract prices. When the Master Portfolio converts its foreign currencies into U.S. dollars, it may incur currency conversion costs due to the spread between the prices at which it may buy and sell various currencies in the market. Investment in these instruments also subjects the Master Portfolio, among other factors, to counterparty risk (i.e., the counterparty to the instrument will not perform or be able to perform in accordance with the terms of the instrument).

•

Smaller Company Securities Risk – Securities of small- or mid-capitalization companies (smaller companies) can, in certain circumstances, have a higher potential for gains than securities of large-capitalization companies (larger companies) but may also have more risk. For example, smaller companies may be more vulnerable to market downturns and adverse business or economic events than larger, more established companies because they may have more limited financial resources and business operations. These companies are also more likely than larger companies to have more limited product lines and operating histories and to depend on smaller management teams. Their securities may trade less frequently and in smaller volumes and may be less liquid and fluctuate more sharply in value than securities of larger companies. In addition, some smaller companies may not be widely followed by the investment community, which can lower the demand for their stocks.

4. Administration Fee

The section of the Master Portfolio’s prospectus entitled Management of the Master Portfolio – Primary Service Providers – The Administrator is amended by deleting in its entirety the Annual Administration Fee table and replacing it with the following:

Annual Administration Fee, As a % of Average Daily Net Assets
Up to $500 million	0.060%
$500 million to $1 billion	0.055%
$1 billion to $3 billion	0.050%
$3 billion to $12 billion	0.040%
Over $12 billion	0.030%

Part B:

Effective on the Effective Date, Part B of the Registration Statement of the Master Portfolio is supplemented as described below:

5. Permissible Investments. The section of Part B entitled About the Master Portfolio’s Investments – Permissible Investments and Related Risks – Permissible Master Portfolio Investments is amended as follows:

•

The table of permissible investments is amended by adding Debt Obligations and removing the following investment types: Asset-Backed Securities, Dollar Rolls, Guaranteed Investment Contracts, Low and Below Investment Grade Securities, Mortgage-Backed Securities, Participation Interests, Reverse Repurchase Agreements, Stripped Securities, Variable- and Floating Rate Obligations and Zero-Coupon, Pay-in-Kind and Step Coupon Securities.

•	The following disclosure is added:

Debt Obligations

Many different types of debt obligations exist (for example, bills, bonds, and notes). Debt obligations may be issued by corporations, governments, government agencies, REITs (see – Real Estate Investment Trusts and Master Limited Partnerships below for more information about REITs and their associated risks) and other types of entities. Issuers of debt obligations have a contractual obligation to pay interest at a fixed, variable or floating rate on specified dates and to repay principal by a specified maturity date. Certain debt obligations (usually intermediate and long-term bonds) have provisions that allow the issuer to redeem or “call” a bond before its maturity. Issuers are most likely to call these securities during periods of falling interest rates. When this happens, an investor may have to replace these securities with lower yielding securities, which could result in a lower return.

The market value of debt obligations is affected primarily by changes in prevailing interest rates and the issuers’ perceived ability to repay the debt. The market value of a debt obligation generally reacts inversely to interest rate changes. When prevailing interest rates decline, the market value of the bond usually rises, and when prevailing interest rates rise, the market value of the bond usually declines.

In general, the longer the maturity of a debt obligation, the higher its yield and the greater the sensitivity to changes in interest rates. Conversely, the shorter the maturity, the lower the yield and the lower the sensitivity to changes in interest rates.

As noted, the values of debt obligations also may be affected by changes in the credit rating or financial condition of their issuers. Generally, the lower the quality rating of a security, the higher the degree of risk as to the payment of interest and return of principal. To compensate investors for taking on such increased risk, those issuers deemed to be less creditworthy generally must offer their investors higher interest rates than do issuers with better credit ratings.

6. Investment Advisory and Other Services. The section of Part B entitled Investment Advisory and Other Services – The Investment Manager and Investment Advisory Services is amended as follows:

•	The following is added to the subsection entitled – Advisory Fee Rates and Fees Paid:

As of June 1, 2013, the Investment Manager will receive a monthly investment advisory fee based on the Master Portfolio’s average daily net assets at the following annual rates:

	First $500 million	$500 million to $1 billion	$1 billion to $1.5 billion	$1.5 billion to $3 billion	$3 billion to $6 billion	Over $6 billion
International Value Master Portfolio	0.79%	0.745%	0.70%	0.65%	0.64%	0.62%

•	The following subsections are added:

Portfolio Manager(s)

The following provides additional information about the portfolio manager(s) of the Investment Manager who are responsible for making the day-to-day investment decisions for Master Portfolio as of the Effective Date. As described in the Management of the Master Portfolio – Primary Service Providers section of the Master Portfolio’s prospectus, the portfolio managers of the Investment Manager who are responsible for the Master Portfolio are Colin Moore and Fred Copper.

Portfolio Manager(s) Information

The following table provides information about the Master Portfolio’s portfolio manager(s) as of October 31, 2012, including the number and amount of assets of other investment accounts (or portions of investment accounts) that the portfolio manager(s) managed.

	Portfolio Manager	Number and Type of Account*	Approximate Total Net Assets		Performance Based Accounts	Dollar Range of Equity Securities in the Master Portfolio Beneficially Owned	Structure of Compensation (described in next sub-section)
International Value Master Portfolio	Fred Copper, CFA	8 RICs 2 PIVs 8 other accounts	$ $ $	2.2 billion 300 million 42 million	None	None	(1)
	Colin Moore	18 RICs 0 PIVs 0 other accounts		$8.8 billion N/A N/A	None	None	(2)

Structure of Compensation

(1) As of the Master Portfolio’s most recent fiscal year end, each portfolio manager received all of his/her compensation in the form of salary, bonus, stock options, restricted stock, and notional investments through an incentive plan, the value of which is measured by reference to the performance of the Columbia Funds in which the account is invested. A portfolio manager’s bonus is variable and generally is based on (1) an evaluation of the portfolio manager’s investment performance and (2) the results of a peer and/or management review of the portfolio manager, which takes into account skills and attributes such as team participation, investment process, communication and professionalism. In evaluating investment performance, the Investment Manager generally considers the one, three and five year performance of mutual funds and other accounts managed by the portfolio manager relative to the benchmarks and peer groups noted below, emphasizing the portfolio manager’s three and five year performance. The Investment Manager also may consider a portfolio manager’s performance in managing client assets in sectors and industries assigned to the portfolio manager as part of his/her investment team responsibilities, where applicable. For portfolio managers who also have group management responsibilities, another factor in their evaluation is an assessment of the group’s overall investment performance.

The size of the overall bonus pool each year depends on, among other factors, the levels of compensation generally in the investment management industry (based on market compensation data) and the investment manager’s profitability for the year, which is largely determined by assets under management.

(2) The compensation of the portfolio manager consists of (i) a base salary, (ii) an annual cash bonus, and (iii) equity incentive awards in the form of stock options and/or restricted stock. The annual cash bonus is based on management’s assessment of the employee’s performance relative to individual and business unit goals and objectives which, for portfolio manager Moore, may be based, in part, on achieving certain investment performance goals and retaining and attracting assets under management. In addition, subject to certain vesting requirements, the compensation of portfolio manager Moore includes an annual award based on the performance of Ameriprise Financial over rolling three-year periods.

Performance Benchmarks

Portfolio Manager	Fund(s)	Primary Benchmark(s)	Peer Group
Fred Copper, CFA	International Value Master Portfolio	MSCI EAFE Index (Net)	Lipper International Multi-Cap Value Funds Classification

Colin Moore	International Value Master Portfolio	MSCI EAFE Index (Net)	Lipper International Multi-Cap Value Funds Classification

The Investment Manager’s Portfolio Managers and Potential Conflicts of Interest

Like other investment professionals with multiple clients, the Master Portfolio’s portfolio manager(s) may face certain potential conflicts of interest in connection with managing both the Master Portfolio and other accounts at the same time. The Investment Manager and the Columbia Funds have adopted compliance policies and procedures that attempt to address certain of the potential conflicts that portfolio managers face in this regard. Certain of these conflicts of interest are summarized below.

The management of accounts with different advisory fee rates and/or fee structures, including accounts that pay advisory fees based on account performance (performance fee accounts), may raise potential conflicts of interest for a portfolio manager by creating an incentive to favor higher fee accounts.

Potential conflicts of interest also may arise when a portfolio manager has personal investments in other accounts that may create an incentive to favor those accounts. As a general matter and subject to the Investment Manager’s Code of Ethics and certain limited exceptions, the Investment Manager’s investment professionals do not have the opportunity to invest in client accounts, other than the Columbia Funds. A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. The effects of this potential conflict may be more pronounced where funds and/or accounts managed by a particular portfolio manager have different investment strategies.

A portfolio manager may be able to select or influence the selection of the broker-dealers that are used to execute securities transactions for the Columbia Funds. A portfolio manager’s decision as to the selection of broker-dealers could produce disproportionate costs and benefits among the Columbia Funds and the other accounts the portfolio manager manages.

A potential conflict of interest may arise when a portfolio manager buys or sells the same securities for a Columbia Fund and other accounts. On occasions when a portfolio manager considers the purchase or sale of a security to be in the best interests of a Columbia Fund as well as other accounts, the Investment Manager’s trading desk may, to the extent consistent with applicable laws and regulations, aggregate the securities to be sold or bought in order to obtain the best execution and lower brokerage commissions, if any. Aggregation may reduce commissions or market impact on a per-share or per-dollar basis, although aggregation may have the opposite effect.

There may be times when not enough securities are received to fill an aggregated order, including in an initial public offering involving multiple accounts. Thus, aggregation of trades may create the potential for unfairness to a Columbia Fund or another account if a portfolio manager favors one account over another in allocating the securities bought or sold.

“Cross trades,” in which a portfolio manager sells a particular security held by a Columbia Fund to another account (potentially saving transaction costs for both accounts), could involve a potential conflict of interest if, for example, a portfolio manager is permitted to sell a security from one account to another account at a higher price than an independent third party would pay. The Investment Manager and the Columbia Funds have adopted compliance procedures that provide that any transactions between the Master Portfolio and another account managed by the Investment Manager are to be made at a current market price, without the payment of any commission, consistent with applicable laws and regulations.

Another potential conflict of interest may arise based on the different investment objectives and strategies of the Master Portfolio and other accounts managed by its portfolio manager(s). Depending on another account’s objectives and other factors, a portfolio manager may give advice to and make decisions for the Master Portfolio that may differ from advice given, or the timing or nature of decisions made, with respect to another account. A portfolio manager’s investment decisions are the product of many factors in addition to basic suitability for the particular account involved. Thus, a portfolio manager may buy or sell a particular security for certain accounts, and not for the Master Portfolio, even though it could have been bought or sold for the Master Portfolio at the same time. A portfolio manager also may buy a particular security for one or more accounts when one or more other accounts are selling the security (including short sales). There may be circumstances when a portfolio manager’s purchases or sales of portfolio securities for one or more accounts may have an adverse effect on other accounts, including the Master Portfolio.

The Master Portfolio’s portfolio manager(s) also may have other potential conflicts of interest in managing the Master Portfolio, and the description above is not a complete description of every conflict that could exist in managing the Master Portfolio and other accounts. Many of the potential conflicts of interest to which the Investment Manager’s portfolio managers are subject are essentially the same or similar to the potential conflicts of interest related to the investment management activities of the Investment Manager and its affiliates. See Investment Advisory and Other Services – Other Roles and Relationships of Ameriprise Financial and its Affiliates – Certain Conflicts of Interest for more information about conflicts of interest, including those that relate to the Investment Manager and its affiliates.

7. Previous Subadviser. The section of Part B entitled The Subadviser(s) and Investment Sub-Advisory Services is amended as follows:

•	The sub-section entitled Brandes is amended by adding the following sentence to the end of the first paragraph:

Brandes ceased acting as subadviser to the Master Portfolio on May 31, 2013.

•	The sub-section entitled Brandes Portfolio Managers is deleted in its entirety.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

50606 Ameriprise Financial Center

Minneapolis, MN 55474

1-800-321-7854

FORM N-1A

PART C

OTHER INFORMATION

ITEM 28.	Exhibits

All references to the “Registration Statement” in the following list of Exhibits refer to the Registrant’s Registration Statement on Form N-1A (File No. 811-09347), unless otherwise noted.

Exhibit Letter	Description
(a)	Articles of Incorporation:

(a)(1)	Amended and Restated Limited Liability Company Agreement dated March 2, 2011, incorporated by reference to Amendment No. 47, filed June 28, 2011.

(b)	Bylaws:

(b)(1)	Amended and Restated Bylaws dated March 2, 2011, incorporated by reference to Amendment No. 47, filed June 28, 2011.

(c)	Instruments Defining Rights of Securities Holders: Not Applicable.

(d)	Investment Advisory Contracts:

(d)(1)(A)	Investment Management Services Agreement between Columbia Funds Master Investment Trust, LLC (“Registrant”) and Columbia Management Investment Advisers, LLC (“CMIA”), is incorporated by reference to Amendment No. 48, filed June 28, 2012.

(d)(1)(B)	Amendment No. 1 to Investment Management Services Agreement between CMIA and the Registrant, dated February 28, 2011, is incorporated by reference to Post-Effective Amendment No. 93 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on May 27, 2011.

Exhibit Letter	Description

(d)(2)	Form of Investment Sub-Advisory Agreement among the Registrant, CMIA and Brandes Investment Partners, LLC (“Brandes”), is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(e)	Not Applicable pursuant to General Instruction (B)(2)(b).

(f)	Bonus or Profit Sharing Contracts:

(f)(1)	Deferred Compensation Plan last approved by the Board of Trustees of the Registrant on December 10, 2009, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(g)	Custodian Agreement:

(g)(1)	Master Custodian Agreement between the Registrant and State Street Bank and Trust Company (“State Street”), dated June 13, 2005, Appendix A last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(g)(2)	Amendment No. 1 to the Master Custodian Agreement between the Registrant and State Street, dated June 1, 2006, incorporated by reference to Amendment No. 34, filed July 31, 2006.

(g)(3)	Form of Notice of Change of Address in Master Custodian Agreement, is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(g)(4)	Second Amended and Restated Master Global Custody Agreement between each of the funds listed on Schedule A thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), is incorporated by reference to Post-Effective Amendment No. 93 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on May 27, 2011.

Exhibit Letter	Description
(h)	Other Material Contracts:

(h)(1)	Administrative Services Agreement between the Registrant and CMIA, dated May 1, 2010, is incorporated by reference to Post Effective Amendment No. 82 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on May 28, 2010.

(h)(1)(i)	Amendment No. 1 to Administrative Services Agreement between CMIA and the Registrant, dated February 28, 2011, is incorporated by reference to Post-Effective Amendment No. 94 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on June 28, 2011.

(h)(2)	Form of Placement Agency Agreement between the Registrant and Columbia Management Investment Distributors, Inc. (“CMID”), is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(h)(3)	Cross Indemnification Agreement between Columbia Funds Series Trust (“Funds Trust”) and the Registrant dated September 26, 2005, incorporated by reference to Amendment No. 34, filed July 31, 2006.

(h)(4)	Amended and Restated Fee Waiver and Expense Cap Agreement between CMIA, CMID, CMIS and the Registrant, dated May 2, 2011, is incorporated by reference to Post-Effective Amendment No. 94 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on June 28, 2011.

(h)(5)	Financial Reporting Services Agreement among the Registrant, the other parties listed on Schedule A, Columbia Management Advisors, LLC (“CMA”) and State Street dated December 15, 2006 with Schedule A dated May 5, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(5)(i)	Amendment to the Financial Reporting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street, dated June 29, 2007 with Schedule A dated June 29, 2007, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(5)(ii)	Form of Amendment to Financial Reporting Services among the Registrant, the other parties listed on Schedule A , CMA, State Street and CMIA, is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(h)(6)	Accounting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street dated December 15, 2006 with Schedule A dated May 5, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(6)(i)	Amendment to the Accounting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street, dated June 29, 2007 with Schedule A dated June 29, 2007, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(6)(ii)	Form of Amendment to Accounting Services Agreement among the Registrant, the other parties listed on Schedule A , CMA, State Street and CMIA, is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(h)(7)	Committed Line of Credit Agreement among the Registrant, the other parties listed on Schedule 2, the lending institutions listed on the signature pages and State Street, dated October 19, 2006, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(i)	Notice and Acknowledgement to Committed Line of Credit Agreement regarding conversion of Columbia Funds Master Investment Trust LLC (formerly, Columbia Funds Master Investment Trust) to a Delaware limited liability company, dated March 30, 2007, to be filed by amendment.

(h)(7)(ii)	Amendment Agreement No. 1 and Instrument of Adherence, dated October 18, 2007, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(iii)	Amendment Agreement No. 2, dated as of February 28, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(iv)	Amendment Agreement No. 3, dated as of March 31, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(v)	Amendment Agreement No. 4, dated October 16, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(vi)	Amendment Agreement No. 5, dated June 1, 2009, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(vii)	Amendment Agreement No. 6, dated October 15, 2009, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(viii)	Amendment Agreement No. 7 to Committed Credit Agreement, dated as of October 14, 2010, by and among the Registrant, Columbia Funds Series Trust I, Columbia Funds Master Investment Trust, LLC, Columbia Funds Variable Insurance Trust, Columbia Funds Series Trust II, Columbia Funds Variable Insurance Trust I, each on behalf of its respective series listed on Schedule 2 attached thereto and State Street, individually, as operations agent and as administrative agent, is incorporated by reference to Post-Effective Amendment No. 90 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on March 30, 2011.

(h)(7)(ix)	Form of Consent In Respect of Credit Agreement among the Registrant, the other parties listed on Schedule 2, the lending institutions listed on the signature pages and State Street, is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(h)(8)	Form of Indemnification Agreement by and between each member of the Board of Trustees and the Registrant, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(9)	Amended and Restated Transfer and Dividend Disbursing Agent Agreement among Columbia Management Investment Services Corp., the Registrant and Columbia Funds Series Trust, dated April 27, 2011, is incorporated by reference to Post-Effective Amendment No. 98 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed July 29, 2011.

(i)	Not Applicable pursuant to General Instruction (B)(2)(b).

(j)	Not Applicable pursuant to General Instruction (B)(2)(b).

(k)	Not Applicable pursuant to General Instruction (B)(2)(b).

(l)	Initial Capital Agreements: Not Applicable.

(m)	Rule 12b-1 Plan: Not Applicable.

(n)	Financial Data Schedule: Not Applicable.

(o)	Rule 18f-3 Plan: Not Applicable.

Exhibit Letter	Description
(p)	Codes of Ethics

(p)(1)	Columbia Funds Family Code of Ethics, is incorporated by reference to Post-Effective Amendment No. 92 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on April 28, 2011.

(p)(2)	Brandes Code of Ethics, incorporated by reference to Post-Effective Amendment No. 94 to the Registration Statement of Columbia Funds Series Trust, File No. 333-89661, filed June 28, 2011.

ITEM 29.	Persons Controlled by or Under Common Control with the Fund

No person is controlled by or under common control with the Registrant.

ITEM 30.	Indemnification

Article V, Section 5.3 of the Registrant’s Amended and Restated Limited Liability Company Agreement provides that the Registrant shall indemnify each of its trustees, officers and employees against liabilities and expenses reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened by reason of his or her being or having been such a trustee, officer or employee, except with respect to any matter as to which he or she shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties, all as more fully set forth in the Amended and Restated Limited Liability Company Agreement filed as an exhibit to this registration statement. This indemnification provision is not exclusive.

Section 17(h) of the Investment Company Act of 1940, as amended (“1940 Act”), provides that any instrument pursuant to which Registrant is organized or administered shall contain any provision which protects or purports to protect any trustee or officer of the Registrant against any liability to the Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. In accordance with Section 17(h) of the 1940 Act, the indemnification provisions described in the preceding paragraph (the “Indemnification Provisions”) shall not protect any person against any liability to the Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the Indemnification Provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

The Registrant has entered into an Indemnification Agreement with each trustee who is not an interested person of Columbia Management Investment Advisers, LLC, pursuant to which the Registrant shall indemnify the trustees under specified circumstances, all as more fully set forth in the form of Indemnification Agreement filed as an exhibit to this registration statement.

The Registrant may purchase liability insurance for itself and its trustees and officers to the fullest extent permitted by applicable law. The Registrant’s investment adviser, Columbia Management Investment Advisers, LLC, maintains investment advisory professional liability insurance to insure it against loss arising out of any effort, omission, or breach of any duty owed to the Registrant or any series of the Registrant by Columbia Management Investment Advisers, LLC.

The Registrant’s contracts with service providers, including the transfer agency agreement and distribution agreement, may also include indemnification provisions for the benefit of the Registrant and its trustees or for the benefit of the service provider and its affiliates.

The Registrant has entered into a Cross Indemnification Agreement, dated September 26, 2005, with Columbia Funds Series Trust pursuant to which each party indemnifies the other party for certain losses, under specified circumstances, all as more fully set forth in the Cross Indemnification Agreement filed as an exhibit to this registration statement.

ITEM 31.	Business and Other Connections of the Investment Adviser

To the knowledge of the Registrant, none of the directors or officers of Columbia Management Investment Advisers, LLC (the Investment Manager), the Registrant’s investment adviser, or Brandes Investment Partners, L.P. (Brandes), the investment subadviser to certain portfolios, except as set forth below, are or have been, at any time during the Registrant’s past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature.

(a) The Investment Manager, a wholly-owned subsidiary of Ameriprise Financial, Inc. performs investment advisory services for the Registrant and certain other clients. Information regarding the business of the Investment Manager and certain of its officers is set forth in the Prospectuses and Statements of Additional Information of the Registrant’s portfolios and is incorporated herein by reference. Information about the business of the Investment Manager and the directors and principal executive officers of the Investment Manager is also included in the Form ADV filed by the Investment Manager (formerly, RiverSource Investments, LLC) with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-25943), which is incorporated herein by reference. In addition to their position with the Investment Manager, certain directors and officers of the Investment Manager also hold various positions with, and engage in business for, Ameriprise Financial, Inc. or its other subsidiaries. Prior to May 1, 2010, when Ameriprise Financial, Inc. acquired the long-term asset management business of Columbia Management Group, LLC from Bank of America, N.A., certain current directors and officers of the Investment Manager held various positions with, and engaged in business for, Columbia Management Group, LLC or other direct or indirect subsidiaries of Bank of America Corporation.

(b) Brandes performs investment management services for the Registrant and certain other clients. Information regarding the business of Brandes and certain of its officers is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s portfolio(s) subadvised by Brandes and is incorporated herein by reference. Information about the business of Brandes and the directors and principal executive officers of Brandes is also included in the Form ADV filed by Brandes with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-24986), which is incorporated herein by reference.

ITEM 32.	Principal Underwriters

(a) Columbia Management Investment Distributors, Inc. acts as placement agent for the Registrant. Columbia Management Investment Distributors, Inc. also acts as principal underwriter for the following investment companies: Columbia Acorn Trust; Columbia Funds Series Trust; Columbia Funds Series Trust I; Columbia Funds Series Trust II; Columbia Funds Variable Series Trust II; Columbia Funds Variable Insurance Trust; Columbia Funds Variable Insurance Trust I; and Wanger Advisors Trust.

(b) As to each director, principal officer or partner of Columbia Management Investment Distributors, Inc.

Name and Principal Business Address*	Position and Offices with Principal Underwriter	Positions and Offices with Registrant

William F. “Ted” Truscott	Director (Chairman); Chief Executive Officer	Trustee and Senior Vice President

Amy Unckless	Director; President and Chief Administrative Officer	None

Jeffrey F. Peters	Director; Senior Vice President	None

Christopher Thompson	Director; Senior Vice President and Head of Intermediary Distribution, Marketing and Product	None

Dave K. Stewart	Chief Financial Officer	None

Scott R. Plummer	Senior Vice President, Chief Counsel and Assistant Secretary	Senior Vice President, Chief Legal Officer and Assistant Secretary

Stephen O. Buff	Vice President, Chief Compliance Officer	None

Hector DeMarchena	Vice President – Institutional Asset Management Product Administration and Assistant Treasurer	None

Mark Dence	Vice President – National Sales Manager IO	None

Joe Feloney	Vice President – National Sales Manager – US Trust/Private Wealth Management	None

Leslie Moon	Vice President – Mutual Fund Technology	None

Brian Walsh	Vice President, Strategic Relations	None

Frank Kimball	Vice President, Asset Management Distribution Operations and Governance	None

Thomas R. Moore	Secretary	None

Michael E. DeFao	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Paul Goucher	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Tara Tilbury	Vice President and Assistant Secretary	Assistant Secretary

Nancy W. LeDonne	Vice President and Assistant Secretary	None

Ryan C. Larrenaga	Vice President and Assistant Secretary	Assistant Secretary

Joseph L. D’Alessandro	Vice President and Assistant Secretary	Assistant Secretary

Christopher O. Petersen	Vice President and Assistant Secretary	Vice President and Secretary

Eric T. Brandt	Vice President and Assistant Secretary	None

James L. Hamalainen	Treasurer	None

Ken Murphy	Anti-Money Laundering Officer	None

Kevin Wasp	Ombudsman	None

Lee Faria	Conflicts Officer	None

*	c/o Columbia Management Investment Distributors, Inc. 225 Franklin Street, Boston, MA 02110

(c) Not applicable.

ITEM 33.	Location of Accounts and Records

Person maintaining physical possession of accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder include:

•	Registrant, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402;

•	Registrant’s investment adviser and administrator, Columbia Management Investment Advisers, LLC, 225 Franklin Street, Boston, MA 02110;

•	Registrant’s subadviser, Brandes Investment Partners, L.P. , 11988 El Camino Real, San Diego, CA 92130;

•	Registrant’s principal underwriter, Columbia Management Investment Distributors, Inc., 225 Franklin Street, Boston, MA 02110;

•	Registrant’s transfer agent, Columbia Management Investment Services, Inc., 225 Franklin Street, Boston, MA 02110;

•	Registrant’s former custodian, State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 02111; and

•	Registrant’s custodian, JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza 19th Floor, New York, NY 10005.

In addition, Iron Mountain Records Management is an off-site storage facility housing historical records that are no longer required to be maintained on-site. Records stored at this facility include various trading and accounting records, as well as other miscellaneous records. The address for Iron Mountain Records Management is 920 & 950 Apollo Road, Eagan, MN 55121.

ITEM 34.	Management Services

Not Applicable.

ITEM 35.	Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 23rd day of April, 2013.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

By:	/s/ RYAN C. LARRENAGA
Name:	Ryan C. Larrenaga
Title:	Assistant Secretary